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Exhibit 10.17

                                 PROMISSORY NOTE

Borrower:         Al Saker                  Lender:  Enterprises Solutions, Inc.
                  23 Welch Road                      140 Wood Road
                  South Easton, MA 02375             Suite 200
                                                     Braintree, MA  02184


Principal Amount: $7,500.00                 Date of Note:     October 18, 2000

PROMISE TO PAY: Al Saker ("Borrower") promises to pay to Enterprises Solutions, Inc. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Thousand Five Hundred Dollars ($7,500), together with simple interest at a rate of 7% per annum on the unpaid principle balance from October 18, 2000 until paid in full.

PAYMENT: Borrower may make payments of any portion of the principle balance at any time, but such principle balance shall be repay the entire principle amount no later than two (2) years from the date of this note. Borrower shall pay all accrued interest to Lender on a monthly basis, by the 5th day of each month, beginning January 1, 2001. Borrowers monthly interest payment shall be determined by multiplying the outstanding principle balance by .005833%.

Payments shall be made with certified, non-cancelable instruments, and received by Lender before 6:00 p.m. on the day it is due.

Borrower will pay Lender at Lender's address, shown above, or at other such place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT: Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to in writing by Lender, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due.

DEFAULT: Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when it becomes due; (b) Borrower breaks any promise Borrower has made to Lender in this Note or the any agreement related to this Note to which Borrower and Lender are a party; (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished; (d)


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Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property; Borrower makes an assignment for the benefit of creditors; or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest; (f) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note.

LENDER'S RIGHTS: Upon default, Lender may immediately declare the entire unpaid balance on this Note and all accrued interest immediately due, without notice, and the Borrower will pay that amount. Upon default, including failure to pay upon any amount on the day it is due, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note 5.00 percentage points. The interest rate will not exceed the maximum rate under applicable law. Borrower agrees to pay all costs and expenses and attorney's fees incurred by Lender to collect this Note, including without limitation any appeals and post-judgment collection services. In the event of a lawsuit, Borrower agrees to submit to venue and jurisdiction in Fairfax County, Virginia. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed and construed in accordance with the laws of Virginia.

SECURITY: Borrower agrees and grants to Lender a security interest shares of the stock of Enterprises Solutions, Inc. owned by Borrower in an amount equal to 125% of the outstanding principle balance of this Note. Borrower agrees that the number of shares of stock pledged shall be adjusted on the first trading day of each month. The number of shares to be pledged shall be determined by dividing the principle balance due by the closing bid price of Lender's stock on the first trading day of each month. Borrower agrees to execute a Stock Pledge Agreement in the form attached hereto as required by this section.

GENERAL PROVISIONS: Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower waives presentment, demand for payment, protest and notice of dishonor. Upon any change in terms of this Note, unless otherwise expressly stated in writing, Borrower shall not be released from liability.


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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF
THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

        IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date and year above first written.

WITNESS:                                           BORROWER:


/s/ Candace Psaros                                 /s/ Alfred T. Saker
- -------------------------                          -------------------------
                                                   Al Saker


STATE OF MASSACHUSETTS            )
                                           ) SS.:
COUNTY OF ROANOKE                 )


          I hereby certify that Al Saker, whose name is signed to the foregoing, note, acknowledged the same before me in the County/City aforesaid.

          Given under my hand and official seal this October 30, 2000.

                                /s/ Lynda P. Bass
                               -------------------------------
                                      Notary Public


My commission expires on:  May 13, 2005